BDO Seidman LLP
99 Monroe Avenue NW Suite 800
Grand Rapids, MI 49503-2698

December 17, 2003

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam:

We have read Item 4 in the Form 8-K dated December 17, 2003 of Symons International Group, Inc. to be filed with the Securities and Exchange Commission and are in agreement with statements concerning our firm contained therein.

Very truly yours,

By: /S BDO Seidman LLP

BDO Seidman LLP